Exhibit 10.12
SUBORDINATED PROMISSORY NOTE
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.
THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN TO THE SENIOR DEBT (AS HEREINAFTER DEFINED); AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS HEREIN.

$50,000,000	July ___, 2007
     FOR VALUE RECEIVED, QUICKSILVER GAS SERVICES LP, a Delaware limited partnership (“Payor”), HEREBY AGREES TO PAY to the order of QUICKSILVER RESOURCES INC., a Delaware corporation, or its successors and assigns (together with its successors and assigns, the “Subordinated Creditor”), in lawful currency of the United States of America, in immediately available funds, at such location or bank account as the Subordinated Creditor shall from time to time designate, the principal amount of Fifty Million and 00/100 Dollars ($50,000,000), together with interest, compounded quarterly, on the unpaid principal balance outstanding from time to time from the date hereof until the Maturity Date (as hereinafter defined) at a rate of interest per annum equal to the lesser of (a) the Note Rate (as hereinafter defined) or (b) the Highest Lawful Rate (as hereinafter defined); provided, however, that, notwithstanding the foregoing, in the event the Payor fails to make any payment of any portion of the principal of this Note when due and payable (including, without limitation, due to a Blockage Event), at the request of the Subordinated Creditor, interest on such overdue amount (including, without limitation, interest with respect to such overdue amount to the extent permitted by applicable law) shall accrue at a rate of interest per annum equal to the lesser of (a) the Note Rate plus two percent (2.00%) and (b) the Highest Lawful Rate. Capitalized terms used in this Subordinated Promissory Note (this “Note”), but not defined herein shall have the meanings specified therefor in the Credit Agreement, dated as of July ___, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Payor, as the borrower, the Lenders party thereto, Bank of America, N.A., as L/C Issuer thereunder, Bank of America, N.A., as Administrative Agent (or any successor administrative agent appointed pursuant to Article IX of the Credit Agreement, the “Administrative Agent”) for the Lenders thereunder, and the other Agents party thereto.
     1. Principal. Subject to the subordination provisions contained in Section 7 hereof, Payor promises to pay the principal on this Note in equal consecutive quarterly installments of $275,000.00 on the last Business Day of each calendar quarter, beginning on March 31, 2008, and to pay the entire remaining outstanding principal balance on this Note on January

___, 2013 (the “Maturity Date”); provided, that, if the final maturity date of the Senior Debt (as hereinafter defined) is extended to any date later than July___, 2012 (such later date being referred to herein as the “Extended Senior Maturity Date”), the Maturity Date shall be automatically extended without further action by Payor or the Subordinated Creditor to the date that is six months after such Extended Senior Maturity Date, and the amount of the quarterly installments of principal will be reamortized to create equal quarterly installments of the remaining outstanding principal balance on this Note over the remaining term of this Note as extended. Notwithstanding anything to the contrary herein, any amounts paid or prepaid hereunder may not be reborrowed thereafter. Furthermore, notwithstanding anything to the contrary herein, all amounts payable pursuant to this Note (including, without limitation, all principal and interest payments, and prepayments thereof) may, at the request of the Subordinated Creditor, be paid, in whole or in part, using Equity Interests of Payor.
     2. Interest. Subject to the subordination provisions contained in Section 7 hereof, Payor also promises to pay interest on the unpaid principal amount from time to time outstanding hereunder from the date hereof until such principal amount is paid in full at the applicable rate per annum set forth above, which interest shall be payable quarterly on the last Business Day of each calendar quarter, beginning March 31, 2008, and on the Maturity Date, (a) by capitalizing the accrued and unpaid interest on this Note and adding it to the then unpaid principal amount hereof, or (b) at the request of the Subordinated Creditor, by wire transfer of immediately available funds, in lawful currency of the United States of America, to a bank account designated by the Subordinated Creditor to Payor on or prior to the applicable due date therefor. Interest on this Note will be calculated based on a 360-day year and paid for the actual number of days elapsed.
     As used herein, the term “Note Rate” shall mean a rate of interest per annum equal to the Adjusted Eurodollar Rate for an Interest Period of three (3) months, plus the Applicable Rate for Eurodollar Loans for such day as determined pursuant to the terms of the Credit Agreement, regardless of whether such interest rate is in effect for any Borrowings outstanding under the Credit Agreement, plus one percent (1.00%). The Note Rate shall change effective upon each change in the Applicable Rate under the Credit Agreement and shall remain in effect until the next change in the Applicable Rate effected pursuant to the Credit Agreement. Each determination by the Subordinated Creditor of the Note Rate shall, except in cases of manifest error, be final, conclusive and binding. If the Subordinated Creditor determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable, pursuant to the terms of the Credit Agreement, for the Interest Period specified above, then, at the option of the Subordinated Creditor, and in the Subordinated Creditor’s sole discretion, the Note Rate shall be determined by the Subordinated Creditor by reference to (a) the Adjusted Eurodollar Rate for such other Interest Period as the Subordinated Creditor may select in its sole discretion, or (b) the interest rate applicable to ABR Loans as provided in the Credit Agreement, in each case, plus the Applicable Rate for such Type of Loan
     3. Prepayments. Subject to the subordination provisions contained in Section 7 hereof, this Note may be prepaid in full or in part at any time and from time to time without premium or penalty. The prepayment of any principal amount of this Note shall be made together with all accrued and unpaid interest thereon through the date of prepayment and all accrued and unpaid costs and expenses then payable hereunder. In the event of a partial prepayment, the Subordinated Creditor shall record the date and amount of any such prepayments on the reverse side of this Note, and interest shall cease to accrue on such prepaid principal amounts.
     4. Note Events of Default.
          (a) The occurrence of any of the following events constitutes an event of default under this Note (each, a “Note Event of Default”):
     (i) Payor defaults in the payment of any portion of the principal of, interest on, or other amounts owing under, this Note when due and payable, except to the extent a failure to pay is due to a Blockage Event; or
     (ii) Payor or any other Person (other than the Subordinated Creditor) fails to perform or observe any other term, covenant or agreement contained in this Note, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (A) the date upon which a Responsible Officer of the General Partner becomes aware of such default and (B) the date upon which written notice thereof is given to Payor by the Subordinated Creditor; or
     (iii) an Event of Default (as defined in the Credit Agreement) shall occur; or
     (iv) any representation or warranty at any time made by Payor or any other Person in this Note shall be, or shall prove to have been, false or misleading in any material respect when so made; or
     (v) this Note shall cease, for any reason, to be in full force and effect; any provision of this Note shall for any reason cease to be valid and binding on or enforceable against Payor; the validity or enforceability of this Note is contested by Payor or any other Person; or Payor denies it has any further liability or obligation under this Note.
     (b) Subject to the subordination provisions contained in Section 7 hereof, upon the occurrence and during the continuance of any Note Event of Default, the Subordinated Creditor shall have the right, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or action of any kind, ALL OF WHICH PAYOR HEREBY EXPRESSLY WAIVES AND RELINQUISHES, (i) by notice to Payor, to declare the entire principal amount then outstanding on this Note, and all accrued and unpaid interest thereon and all other accrued and unpaid amounts hereunder, immediately due and payable, whereupon all such principal, interest and other amounts shall become immediately due and payable, and the Subordinated Creditor may proceed to enforce the payment of such principal, interest and other amounts, or part thereof, in such manner as the Subordinated Creditor may elect and (ii) to exercise all rights and remedies available to it under this Note or at law or in equity;

provided, however, subject to the terms hereof, upon the occurrence of any Event of Default defined in clause (h) or (i) of Article VIII of the Credit Agreement (in the case of clause (h) of Article VIII of the Credit Agreement, upon the expiration of the sixty (60) day period mentioned therein), the unpaid principal amount of this Note, and all accrued and unpaid interest thereon and all other accrued and unpaid amounts hereunder, shall automatically become due and payable without further act of the Subordinated Creditor.
     5. Ranking. All obligations evidenced hereby shall (a) be subordinated pursuant to the subordination provisions contained in Section 7 hereof to the prior payment in full of the Senior Debt, (b) rank pari passu with all unsubordinated indebtedness of Payor (other than the Senior Debt), and (c) rank senior to any subordinated indebtedness of Payor.
     6. Amendment and Restatement. Upon the payment in full of the Senior Debt, Payor hereby agrees, if requested by the Subordinated Creditor, to execute and deliver to the Subordinated Creditor a new note that will amend and restate this Note, which amended and restated note shall, among other things, include those provisions of the Credit Agreement (including, without limitation, the applicable provisions for determining the interest rate under the Credit Agreement, the covenants contained in Articles VI and VII of the Credit Agreement, the Events of Default (as defined in the Credit Agreement) contained in Article VIII of the Credit Agreement and the applicable defined terms contained in the Credit Agreement that are used in such interest rate provisions, covenants and Events of Default) as the Subordinated Creditor in its sole discretion shall determine appropriate to include in such amended and restated note, the provisions of the Credit Agreement so included in such amended and restated note to include (a) such modifications thereto, in the Subordinated Creditor’s sole discretion, necessary to conform such provisions (for example, definitions) for use in the context of such amended and restated note, and (b) any other changes thereto (including, but not limited to, changing the methodology for determining the Note Rate) requested by the Subordinated Creditor and consented to by Payor, such consent not to be unreasonably withheld, conditioned or delayed.
     7. Subordination Provisions. (a) The aggregate principal amount owing to the Subordinated Creditor from time to time under this Note, all accrued and unpaid interest thereon (if any), and any and all other Indebtedness evidenced by or otherwise owing in respect of this Note, whether now or hereafter existing, including, without limitation, all such Indebtedness under, or in respect of, any and all extensions, modifications, substitutions, amendments, amendments and restatements, renewals, refinancings and refundings of any or all of the foregoing Indebtedness, and any instrument or agreement evidencing, governing or otherwise setting forth the terms of any such Indebtedness or other Indebtedness incurred in any such extension, modification, substitution, amendment, amendment and restatement, renewal, refinancing or refunding, in each case whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Insolvency Proceeding (as hereinafter defined), whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Laws (as hereinafter defined), or is an allowed claim in such Insolvency Proceeding), premiums, fees, indemnification obligations, contract causes of action, costs, expenses or otherwise (all such Indebtedness being, collectively, the “Subordinated Debt”) is and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Indebtedness, whether now or hereafter existing, including, without limitation, all Lender Indebtedness, under or in respect of: (i) the Credit Agreement, the Notes, the Security Instruments, the other Loan Documents and the Hedging Agreements entered into by Payor or any of its Subsidiaries with any Lender or Secured Affiliate (the “Secured Hedging Agreements”) and (ii) any and all extensions, modifications, substitutions, amendments, amendments and restatements, renewals and refundings of any or all of the foregoing Indebtedness, and any instrument or agreement evidencing, governing or otherwise setting forth the terms of any such Indebtedness or other Indebtedness incurred in any such extension, modification, substitution, amendment, amendment and restatement, renewal or refunding, in each case whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Laws, or is an allowed claim in such Insolvency Proceeding), premiums, fees, indemnification obligations (exclusive of indemnification obligations not then owing which survive the termination or expiration of the Credit Agreement or the other Loan Documents, to the extent demand therefor has not been made or threatened as of the date of such termination or expiration), contract causes of action, costs and expenses pursuant to the Loan Documents (all such Indebtedness being, collectively, the “Senior Debt”). For all purposes of this Note, the Senior Debt shall not be deemed to have been paid in full (“paid in full” or “payment in full”) until (A) such Senior Debt (exclusive of indemnification obligations not then owing which survive the termination or expiration of the Credit Agreement or the other Loan Documents, to the extent demand therefor has not been made or threatened as of the date of such termination or expiration, and Cash Collateralized L/C Obligations) has been indefeasibly paid in full in cash, (B) the termination of all of the Commitments, and (C) there are no Letters of Credit (exclusive of Letters of Credit which have been Cash Collateralized) issued under the Loan Documents.
          (b) Until all of the Senior Debt shall have been paid in full, subject to the proviso to this sentence and the last sentence of this Section 7(b), no payment or distribution of any property or assets of Payor of any kind or character (including, without limitation, any payment that may be payable in respect of, or turnover of funds to be applied to, the Subordinated Debt by reason of any other Indebtedness or obligations of Payor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of Payor for or on account of any Subordinated Debt or any purchase, redemption or other acquisition thereof (including, without limitation, by way of set-off, counterclaim or otherwise), and the Subordinated Creditor shall not ask, demand, sue for, take or receive from Payor, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein or in the Loan Documents, if no Blockage Event then exists or would result therefrom, Payor (i) may and shall make any and all regularly scheduled payments in respect of the Subordinated Debt, including any missed payments (and default interest thereon at the then applicable rate provided herein) that it was prohibited from making to the Subordinated Creditor during the existence of any Blockage Event, to the Subordinated Creditor with no further notice, consent or action by the Administrative Agent, the Lenders or the Secured Affiliates, and (ii) may make, at any time and from time to time in whole or in part, any prepayments of this Note to the Subordinated Creditor with no further notice, consent or action by the Administrative Agent, the Lenders or the Secured Affiliates. Payor and the Subordinated Creditor (by its acceptance hereof) acknowledge and agree that, as of the date of this Note, a Blockage Event of the type described in clause (C) of the definition thereof exists. As used herein, the term “Blockage Event” shall mean (A) an Event of Default exists on the date of any payment on this Note, (B) a judicial proceeding is pending with respect to any Event of Default on the date of any payment on this Note, or (C) the Consolidated Leverage Ratio as of the end of the Fiscal Quarter immediately preceding the date of any principal payment on this Note is equal to or greater than 3.5 to 1.0 and would be equal to or greater than 3.5 to 1.0 after giving pro forma effect to any such principal payment (in each case as calculated pursuant to the following sentence). Notwithstanding anything to the contrary contained in the Credit Agreement, including in the definitions of Consolidated Leverage Ratio, Consolidated Funded Debt or Funded Indebtedness, the Consolidated Leverage Ratio for purposes of this Section 7(b) only shall be calculated to include any Indebtedness remaining on this Note after giving pro forma effect to any such permitted payment hereunder. Notwithstanding the foregoing or anything to the contrary contained herein, (1) nothing in this Note shall prevent the occurrence of any Note Event of Default, the acceleration by the Subordinated Creditor of any of the indebtedness hereunder after the acceleration of the Senior Debt or the giving of any notice by the Subordinated Creditor to Payor with respect thereto, (2) Payor may at all times pay interest hereunder by capitalization of the accrued and unpaid interest as described in Section 2 of this Note, and (3) at the request of the Subordinated Creditor, Payor may at all times make payments or prepayments, in whole or in part, with respect to this Note using Equity Interests of Payor and/or using the proceeds from the contemporaneous sale or issuance of Equity Interests of Payor.
          (c) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of Payor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar action or proceeding under the United States Federal Bankruptcy Code or any other federal or state bankruptcy or insolvency laws or any similar Governmental Rule of any other jurisdiction covering the protection of creditors’ rights or the relief of debtors (collectively, the “Insolvency Laws”) or upon an assignment for the benefit of creditors or any other marshalling of the property, assets and liabilities of Payor or otherwise (each, an “Insolvency Proceeding”), the Administrative Agent, for the ratable benefit of the L/C Issuer, Lenders and Secured Affiliates (collectively, the “Secured Parties”), shall be entitled to receive payment in full of all of the Senior Debt (whether or not any or all of the Senior Debt has been declared due and payable prior to the date on which such Senior Debt otherwise would have become due and payable) before the Subordinated Creditor (or anyone claiming through or on its behalf (including, without limitation, any receiver, trustee or other similar Person) is entitled to receive or retain any payment or distribution of any kind or character on account of all or any of the Subordinated Debt, and, to that end, any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such Insolvency Proceeding (including, without limitation, any payment that may be payable in respect of, or turnover of funds to be applied to, the Subordinated Debt by reason of any other Indebtedness or obligations of Payor being subordinated to payment of the Subordinated Debt) shall be paid or delivered forthwith directly to the Administrative Agent, for the account of the Secured Parties, in the same form as so received (with any necessary endorsement or assignment) for application (in the case of cash) to, or to be held as collateral (in the case of noncash property or securities) for, the payment, prepayment and/or cash collateralization of the Senior Debt until all of the Senior Debt shall have been paid in full.
          (d) So long as the Senior Debt shall not have been paid in full, the Subordinated Creditor shall not (i) ask, demand, sue for, take or receive from Payor, directly or indirectly, in cash or other property or by set-off or in any manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt, except such payments as otherwise expressly permitted herein when no Blockage Event has occurred and is continuing, (ii) commence, or join with any creditor other than the Administrative Agent in commencing, or directly or indirectly cause Payor to commence, or assist Payor in commencing, any Insolvency Proceeding, or (iii) request or accept any collateral or other security for all or any portion of the Subordinated Debt. If the Subordinated Creditor, in contravention hereof, shall commence, prosecute or participate in any of the actions, suits or proceedings referred to above in this paragraph, then the Administrative Agent may intervene and interpose as a defense or plea the terms of this Note in its own name or in the name of the Subordinated Creditor.
          (e) Until such time as all of the Senior Debt has been paid in full, if any Insolvency Proceeding is commenced by or against Payor, the Subordinated Creditor authorizes and empowers the Administrative Agent to file proofs of claim of the Subordinated Debt on behalf of the Subordinated Creditor in any statutory or non-statutory proceeding as the agent and attorney-in-fact for the Subordinated Creditor if the Subordinated Creditor fails to file such proofs of claim on or before the date that is ten (10) days prior to the date such proofs of claim must be filed by the Subordinated Creditor in accordance with applicable law; provided, however, that (i) the foregoing authorization and empowerment (A) imposes no obligation on the Administrative Agent to take any such action, and (B) is granted only for the specific and limited purpose for which it is given, and (ii) the Administrative Agent shall have, prior to taking any such action, given 15 days prior written notice (which notice may be given up to 60 days prior to the expiration of the time to file such claim) to the Subordinated Creditor that it intends to file such claim or proof of debt. Notwithstanding anything to the contrary herein, in no event may the Administrative Agent, any Lender or any Secured Affiliate vote or take any other action related to any claim with respect to the Subordinated Debt on behalf of the Subordinated Creditor, and such agency and appointment of attorney-in-fact shall not extend to any such right to vote or take any other action related to any such claim of the Subordinated Creditor, which rights to vote and take action the Subordinated Creditor is hereby authorized to exercise and take.
          (f) All payments or distributions upon or with respect to the Subordinated Debt that are received by the Subordinated Creditor contrary to the provisions of this Note shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Subordinated Creditor and shall be paid or delivered forthwith directly to the Administrative Agent, for the account of the Secured Parties, in the same form as so received (with any necessary endorsement or assignment), to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment, prepayment and/or cash collateralization of the Senior Debt until all of the Senior Debt shall have been paid in full.
          (g) To the extent that Payor, the Subordinated Creditor or any of their respective subsidiaries or any other Credit Party or guarantor of or provider of collateral for the

Senior Debt shall make any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause (any such payment being a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be reinstated and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Subordinated Creditor shall have received any payments subsequent to the date of the initial receipt of such Voided Payment by the Administrative Agent or any of the Secured Parties and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause, the Subordinated Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Administrative Agent, and the Subordinated Creditor (by its acceptance hereof) hereby agrees to pay to the Administrative Agent, upon demand, the full amount so received by the Subordinated Creditor during such period of time to the extent necessary to fully restore to the Secured Parties the amount of such Voided Payment, which amount shall be applied as set forth in the immediately preceding paragraph.
          (h) The Subordinated Creditor will not:
          (i) (A) cancel or otherwise discharge any of the Subordinated Debt (except (1) upon payment in full of the Senior Debt, (2) by a conversion of all or any part of the Subordinated Debt to a capital contribution to Payor in return for Equity Interests of Payor or (3) as otherwise permitted by the Credit Agreement), or (B) convert or exchange any of the Subordinated Debt into or for any other Indebtedness (other than any other Subordinated Debt);
          (ii) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt other than the pledge of the instruments and agreements evidencing the Subordinated Debt to the Global Administrative Agent (as defined in the Parent Credit Agreement) pursuant to the Parent Credit Agreement or any of the other Combined Loan Documents (as defined in the Parent Credit Agreement) or a transfer or other disposition of such instruments and agreements in connection with a foreclosure under the Parent Credit Agreement or any of the other Combined Loan Documents (as defined in the Parent Credit Agreement); or
          (iii) contest, or cause or encourage any other Person to contest, at any time, the validity, perfection, priority or enforceability of the subordination provisions of this Note, the Senior Debt, the agreements evidencing the Senior Debt or the security interests or the Liens granted to the Administrative Agent or any of the other Secured Parties pursuant thereto.
          (i) Subject to the payment in full of the Senior Debt, the Subordinated Creditor shall be subrogated to the rights of the Lenders and the Secured Affiliates to receive payments or distributions of assets of Payor in respect of the Senior Debt until the Subordinated Debt shall be paid in full. For the purposes of such subrogation, payments or distributions to the Administrative Agent, for the account of the Lenders and the Secured Affiliates, of any cash, property or securities to which the Subordinated Creditor would be entitled except for the provisions of this Note shall be deemed, as between Payor and its creditors (other than the Lenders, the Secured Affiliates and the Subordinated Creditor), to be a payment by Payor to or on account of the Subordinated Debt, it being understood that the provisions of this Section 7(i) are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Administrative Agent, the Lenders and the Secured Affiliates, on the other hand.
          (j) The Lenders or other holders of the Senior Debt may, at any time and from time to time, without any consent of or notice to the Subordinated Creditor or any other holder of the Subordinated Debt and without impairing or releasing the obligations of the Subordinated Creditor hereunder:
          (i) change the manner, place or terms of payment of, or change or extend the time of payment of, or renew payment or change or extend the time or payment of, or renew or alter, the Senior Debt (including any change in the rate of interest thereon), or amend, supplement or otherwise modify in any manner any Loan Document or other instrument, agreement or other document under which any of the Senior Debt is outstanding;
          (ii) sell, exchange, release, not perfect and otherwise deal with any of the property or assets of any Person at any time pledged, assigned or mortgaged to secure the Senior Debt;
          (iii) release any Person liable in any manner under or in respect of the Senior Debt;
          (iv) exercise or refrain from exercising any rights against Payor, any of the other Credit Parties or any of their respective Subsidiaries or any other Person;
          (v) apply to the Senior Debt any sums from time to time received by or on behalf of the Administrative Agent or any of the Secured Parties; or
          (vi) sell, assign, transfer or exchange any of the Senior Debt.
          (k) Each of Payor and the Subordinated Creditor will, if reasonably requested by the Administrative Agent, further mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of the subordination provisions of this Note. Each of Payor and the Subordinated Creditor will, at Payor’s sole expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or that the Administrative Agent may reasonably deem advisable and may request in order to protect any right or interest granted or intended to be granted under the subordination provisions of this Note or to enable the Administrative Agent or any of the other Secured Parties to exercise and enforce its rights and remedies hereunder.
          (l) The Subordinated Creditor shall, upon reasonable request from time to time, from Payor, any Secured Party or any other holder of Senior Debt or any party who intends to extend Senior Debt to Payor, provide to the holder(s) of Senior Debt or any such prospective holder(s) of Senior Debt a written acknowledgment by the Subordinated Creditor addressed to such holder(s) of Senior Debt to the effect that such holder of Senior Debt is a holder of the Senior Debt entitled to the benefits of this Note, or, in the case of a prospective holder of Senior Debt, to the effect that the credit to be extended by such prospective holder will be Senior Debt and that such prospective holder will be entitled to the benefits of this Note.
          (m) Payor acknowledges and agrees that the provisions of this Note, including, without limitation, the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Secured Party, whether the Senior Debt held by such Secured Party was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such Secured Party shall be deemed conclusively to have relied on the provisions of this Note, including, without limitation, such subordination provisions, in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
          (n) The foregoing provisions regarding subordination are and are intended solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holders of the Subordinated Debt, on the other hand. Such provisions are for the benefit of the holders of the Senior Debt and shall inure to the benefit of, and shall be enforceable by, the Administrative Agent, on behalf of itself and the other Secured Parties, directly against the holders of the Subordinated Debt, and no holder of the Senior Debt shall be prejudiced in its right to enforce the subordination of any of the Subordinated Debt by any act or failure to act by Payor or any Person in custody of its property or assets. The subordination provisions herein shall constitute a continuing offer to each and every holder of Senior Debt from time to time and such holders are intended third party beneficiaries hereof. Nothing contained in the foregoing provisions is intended to or shall impair, as between Payor and the holders of the Subordinated Debt, the obligations of Payor to such holders.
     8. WAIVER. PAYOR HEREBY WAIVES PROMPTNESS, DILIGENCE, PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DISHONOR AND PROTEST AND ANY OTHER NOTICE WITH RESPECT TO THIS NOTE.
     9. Amendments, Etc. None of the provisions of this Note may be waived, amended, supplemented or otherwise modified except in a writing signed by Payor and the Subordinated Creditor; provided, however, that, until the Senior Debt has been paid in full, no amendment, waiver or modification of this Note (including, without limitation, the subordination provisions hereof), and no consent to any departure herefrom, that would violate Section 7.17 of the Credit Agreement shall be effective unless the same shall be in writing and also signed by the Administrative Agent, and then, in each case, such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.
     10. No Waiver; Cumulative Remedies. No failure on the part of the Subordinated Creditor or the Administrative Agent to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by applicable law or in equity.

     11. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail (e-mail), as follows:

If to Payor:	Quicksilver Gas Services LP
c/o Quicksilver Gas Services GP LLC
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
Attention: MarLu Hiller
FAX: 817-665-5016
Electronic Mail (E-mail): mhiller@qrinc.com

If to the Subordinated
Creditor:	Quicksilver Resources Inc.
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
Attention: MarLu Hiller
FAX: 817-665-5016
Electronic Mail (E-mail): mhiller@qrinc.com

If to the Administrative
Agent:	Bank of America, N.A.
700 Louisiana Street, 8th Floor
TX4-213-08-14
Houston, Texas 77002
Attention: Ronald E. McKaig
FAX: 713-247-7286
Electronic Mail (E-mail):
ronald.e.mckaig@bankofamerica.com
     12. Assignment. This Note shall be binding upon the successors and assigns of Payor and shall inure to the benefit of the Subordinated Creditor and its successors and assigns; provided, however, that Payor shall not assign, delegate or otherwise transfer any of its rights or obligations under this Note without the prior written consent of the Subordinated Creditor.
     13. No Credit Support. Payor and the Subordinated Creditor (by its acceptance hereof) acknowledge and agree that this Note is not secured by any mortgage, Lien, pledge, charge, financing statement, security interest, hypothecation, or other security instrument of any type. Payor and the Subordinated Creditor (by its acceptance hereof) further acknowledge and agree that this Note is not supported directly or indirectly by any Guarantee of any person or entity. Payor and the Subordinated Creditor (by its acceptance hereof) further agree that Payor will not grant, or cause any other Credit Party to grant any Lien securing this Note or provide any Guarantee for the payment of this Note until the Senior Debt has been paid in full.
     14. Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     15. Usury Savings Clause. (a) It is the intention of the parties hereto to comply with applicable state and federal usury laws (now or hereafter enacted). Accordingly, notwithstanding any provision to the contrary in this Note, in no event (including, but not limited to, prepayment or acceleration of the maturity of any obligation) shall this Note require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If, under any circumstance whatsoever, any provision of this Note shall provide for the payment or collection of interest in excess of the Highest Lawful Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Subordinated Creditor shall ever receive anything of value as interest or deemed interest by applicable law under this Note or otherwise an amount that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Payor to the Subordinated Creditor, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Payor. In determining whether or not the interest paid or payable with respect to any indebtedness of Payor to the Subordinated Creditor, under any specified contingency, exceeds the Highest Lawful Rate, Payor and the Subordinated Creditor shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.
          (b) If at any time the interest rate hereunder (the “Stated Rate”) exceeds the Highest Lawful Rate, then the rate at which interest shall accrue hereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued hereunder equals the total amount of interest that would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.
     16. Jurisdiction, Etc. (a) THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF TEXAS. Payor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Northern District of Texas and of any Texas State court sitting in Tarrant or Dallas County, Texas, and any appellate court from any thereof, for purposes of any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and Payor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Payor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Subordinated Creditor may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

          (b) Payor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any such court. Payor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Payor agrees to not assert any claim against the Subordinated Creditor, any of its affiliates or any of their respective directors, officers, attorneys, agents and advisers, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Note, any of the transactions contemplated herein or the actual or proposed use of the loan evidenced by this Note.
     17. Relationship of the Parties. Notwithstanding any business or personal relationship between Payor and the Subordinated Creditor, or any officer, director or employee of the Subordinated Creditor, that may exist or have existed, the relationship between Payor and the Subordinated Creditor under and with respect to this Note is solely that of debtor and creditor, the Subordinated Creditor has no fiduciary or other special relationship with Payor by virtue of this Note, Payor and the Subordinated Creditor are not partners or joint venturers, and no term or condition of any of this Note shall be construed so as to deem the relationship between Payor and the Subordinated Creditor to be other than that of debtor and creditor.
     18. Right of Set-off. Subject to the subordination provisions contained in Section 7 hereof, the Subordinated Creditor is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all indebtedness, obligations or liabilities at any time owing by the Subordinated Creditor to or for the credit or the account of Payor against any and all of the obligations of Payor now or hereafter existing under this Note, whether or not the Subordinated Creditor shall have made any demand under this Note and although such obligations may be unmatured. The rights of the Subordinated Creditor under this Section 18 are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Subordinated Creditor may have.
     19. Costs and Expenses. Subject to the subordination provisions contained in Section 7 hereof, Payor agrees to pay on demand all costs and expenses incurred by the Subordinated Creditor in connection with the preparation, execution, delivery, administration, modification and amendment of this Note, including, without limitation, the reasonable attorneys’ fees and expenses of the Subordinated Creditor with respect thereto and with respect to advising the Subordinated Creditor as to its rights and responsibilities under this Note. Subject to the subordination provisions contained in Section 7 hereof, Payor further agrees to pay on demand all losses, costs and expenses, if any (including attorneys’ fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note, including, without limitation, attorneys’ fees and expenses in connection with the enforcement of rights under this Section 19. In addition, Payor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Note, and agrees to save the Subordinated Creditor harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     20. Representations and Warranties. Payor hereby represents and warrants to the Subordinated Creditor that (a) Payor’s execution, delivery and performance of this Note have been authorized by all necessary action; (b) it has the requisite power and authority to execute, deliver and perform its obligations under this Note; (c) this Note has been duly executed and delivered to the Subordinated Creditor by Payor; and (d) this Note is the legal, valid and binding obligation of Payor, enforceable against Payor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity.
     21. WAIVER OF JURY TRIAL. PAYOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
     22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
     23. ENTIRE AGREEMENT. THIS NOTE REPRESENTS THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     24. No Recourse. Notwithstanding anything to the contrary in this Note, in no event shall the Subordinated Creditor have any recourse against the assets of the Subordinated Creditor or any of its Restricted Subsidiaries (as such term is defined in the First Supplemental Indenture, dated as of March 16, 2006, by and among the Subordinated Creditor, the subsidiary guarantors parties thereto and The Bank of New York, as Trustee (as successor in interest to JPMorgan Chase Bank, National Association), as such First Supplemental Indenture may be amended, modified, restated, supplemented or replaced from time to time, or any comparable term in any other documentation now or hereafter evidencing any Indebtedness of the Subordinated Creditor) for any of the Subordinated Debt pursuant to this Note.
[Signature on Following Page]

     IN WITNESS WHEREOF, Payor has caused this instrument to be duly executed and delivered to the Subordinated Creditor by a Responsible Officer of the general partner of Payor on behalf of Payor as of July ___, 2007.

QUICKSILVER GAS SERVICES LP,
a Delaware limited partnership

By:	Quicksilver Gas Services GP LLC,
a Delaware limited liability company, its
General Partner

By:

MarLu Hiller,
Vice President — Treasurer
[Signature Page]

ENDORSEMENT

PAY TO THE ORDER OF

QUICKSILVER RESOURCES INC.
Dated: ,	By:
		Name:	Philip W. Cook
		Title:	Senior Vice President — Chief Financial Officer

Endorsement